INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of                      by and between Federal Home Loan Bank of Pittsburgh, a corporation established under federal law with its principal office at 601 Grant Street, Pittsburgh, PA 15219 (“FHLBank”) and                                          (the “Indemnitee”):

Recitals:

WHEREAS, the Federal Home Loan Bank Act (the “Bank Act”), at 12 U.S.C. 1421 et seq. and the Safety and Soundness Act at 12 U.S.C. 4526 as the authorizing statute and federal law respectively governing the FHLBank, along with the implementing rules and regulations of the Federal Housing Finance Agency (the “Finance Agency”) govern the corporate governance and indemnification practices and procedures of the FHLBank.

WHEREAS, to the extent not inconsistent with the above, Finance Agency regulation 12 C.F.R. 1239.3 provides, that the FHLBank will elect to follow a prescribed state or model code of substantive corporate law as it relates to: 1) the directors' standard of care and 2) indemnification of directors.

WHEREAS, effective as of March 10, 2016, the FHLBank has elected to follow certain provisions of the Delaware General Corporation Law, solely as may be amended from time to time (8 Del.C. 1§§ 101 et seq.), as it relates to the: 1) directors' standard of care and 2) indemnification.

WHEREAS, many experienced director [executive officer/officer] candidates and incumbents are becoming increasingly reluctant to [or “have expressed serious concerns about serving”] serve on the board of directors [or as executive officers/officers] of SEC registrant corporations unless the corporations provide adequate protection through insurance and indemnification agreements against claims and actions against such directors [executive officers/officers] arising out of their service to and activities on behalf of such corporations; and

WHEREAS, the Board of Directors of FHLBank has determined that the inability to attract and retain directors [executive officers/officers] because of potential liability considerations would be detrimental to the best interests of FHLBank and its shareholders and that FHLBank should act to assure its directors [executive officers/officers] that such protection will remain available in the future by contractually obligating itself to indemnify its directors [executive officers/officers] in order to induce the director [executive officer/officer] to serve or continue to serve as an FHLBank director [FHLBank executive officer/FHLBank officer]; and

WHEREAS, it is reasonable, prudent and necessary for FHLBank to indemnify its directors [executive officers/officers] to the fullest extent permitted by applicable law, subject only to the limited exceptions contained in this Agreement, so that its directors [executive officers/officers] are willing to serve, will continue to serve and take on additional service for, or on behalf of, the FHLBank on the condition that he [she] be so indemnified as set forth herein free from undue concern that he [she] will not be so indemnified.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, FHLBank and the Indemnitee, intending to be legally bound hereby, covenant and agree as follows:

     1. Indemnification. In consideration of the Indemnitee’s service and continued service as a director [executive officer/officer] of FHLBank, FHLBank shall indemnify the Indemnitee to the fullest extent permitted by applicable law in effect on the date hereof or as such laws may from time to time be amended in furtherance of such indemnification, subject only to the limited exceptions set forth in this Agreement or as required by law.

     2. Proceedings Other Than an Action by or in the Right of FHLBank. The Indemnitee shall be entitled to the indemnification rights provided in this Section 2 if the Indemnitee is a party to or is threatened to be made a party to any Proceeding, as defined in Section 17 of this Agreement, other than an action by or in the right of FHLBank, by reason of the fact that the Indemnitee is or was a director, officer, employee, agent or fiduciary of FHLBank or is or was serving at the request of FHLBank as a director, officer, employee, agent or fiduciary of any other corporation, partnership, limited liability company, joint venture, trust or other enterprise or entity or by reason of anything done or not done by the Indemnitee in any such capacity. Pursuant to this Section 2, the Indemnitee shall be indemnified against reasonable costs and expenses, including attorneys’ fees, judgments, damages, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Proceeding, including, but not limited to, the investigation, defense or appeal thereof, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the FHLBank and, with respect to any criminal Proceeding, the Indemnitee had no reasonable cause to believe his conduct was unlawful.

     3. Actions by or in the Right of FHLBank. The Indemnitee shall be entitled to the indemnification rights provided in this Section 3 if the Indemnitee is a person who was or is made a party or is threatened to be made a party to any Proceeding brought by or in the right of FHLBank to procure a judgment in its favor by reason of the fact that the Indemnitee is or was a director, officer, employee, agent or fiduciary of FHLBank or is or was serving at the request of FHLBank as a director, officer, employee, agent or fiduciary of any other corporation, partnership, limited liability company, joint venture, trust or other enterprise or entity by reason of anything done or not done by the Indemnitee in any such capacity. Pursuant to this Section 3, the Indemnitee shall be indemnified against reasonable costs and expenses, including attorneys’ fees, actually and reasonably incurred by the Indemnitee in connection with such Proceeding, including, but not limited to, the investigation, defense, settlement or appeal thereof, if the Indemnitee acted in good faith, in accordance with the applicable standard of care, and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of FHLBank, except that indemnification is not authorized where there has been an adjudication of liability as to the Indemnitee, unless a court of competent jurisdiction determines in view of all of the circumstances, that such person is fairly and reasonably entitled to indemnity for such expenses.

     4. Indemnification for Costs and Expenses of Successful Party. Notwithstanding the other provisions of this Agreement, to the extent that the Indemnitee has served as a witness on behalf of FHLBank or has been successful on the merits or otherwise, including, without limitation, the dismissal of a Proceeding without prejudice, in defense of any Proceeding referred to in Sections 2 or 3 of this Agreement, or in defense of any claim, issue or matter therein, the Indemnitee shall be indemnified against reasonable costs and expenses, including attorneys’ fees, actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection therewith.

     5. Partial Indemnification. If the Indemnitee is only partially successful in the defense, investigation, settlement or appeal of any Proceeding described in Sections 2 or 3 of this Agreement, and as a result is not entitled under Section 6 of this Agreement to indemnification by FHLBank for the reasonable costs and expenses, including attorneys’ fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee, FHLBank shall nevertheless indemnify the Indemnitee pursuant to Section 6 to the extent the Indemnitee has been partially successful.

     6. Determination of Entitlement to Indemnification. When seeking indemnification under any section of this Agreement, the Indemnitee shall submit a written request for indemnification to FHLBank. Such request shall include documentation or information that is reasonably available to the Indemnitee and reasonably necessary for FHLBank to make a determination of the Indemnitee’s entitlement to indemnification. Determination of the Indemnitee’s entitlement to indemnification pursuant to this Agreement shall be determined by: (a) the Board of Directors of FHLBank by a majority vote of a quorum consisting of Disinterested Directors as defined in Section 17 of this Agreement or (b) if such a quorum is not obtainable or, even if obtainable, if the Board of Directors of FHLBank by the majority vote of Disinterested Directors so directs, by a panel of three (3) lawyers, one of which shall be Independent Counsel as defined in Section 17 of this Agreement, in a written opinion to such Board of Directors, a copy of which shall be delivered to the Indemnitee. The panel of three (3) lawyers shall be selected as follows: first, one (1) shall be chosen by the General Counsel of FHLBank, second, one (1) shall be chosen by the Indemnitee and third, one (1) shall be selected by agreement of the lawyers selected by the General Counsel of FHLBank and the Indemnitee. All panel members selected must be active members in good standing of the state bar where they are admitted to practice, but only the third panel member must be Independent Counsel, as defined in Section 17 of this Agreement. Such determination of entitlement to indemnification shall be made not later than 30 days after receipt by FHLBank of a written request for indemnification. Any reasonable costs or expenses, including attorneys’ fees, incurred by the Indemnitee in connection with a request for indemnification under this Agreement shall be borne by FHLBank provided that it is ultimately determined that the Indemnitee is entitled to indemnification. If the panel making such determination shall determine that the Indemnitee is entitled to indemnification as to part, but not all, of the application for indemnification, such person shall reasonably prorate such partial indemnification among such claims, issues or matters. FHLBank shall pay the fees of the lawyers comprising the panel.

     7. Presumptions and Effect of Certain Proceedings. The General Counsel of FHLBank or other officer designated by FHLBank’s Board of Directors, shall, promptly upon receipt of the Indemnitee’s request for indemnification, advise FHLBank’s Board of Directors in writing, or such other person or persons empowered to make the determination as provided in Section 6 of this Agreement, that the Indemnitee has made such request for indemnification. Upon making such request for indemnification, the Indemnitee shall be presumed to be entitled to indemnification hereunder, and FHLBank shall have the burden of proof in the making of any determination contrary to such presumption. If the person or persons so empowered to make such determination shall fail to make the requested indemnification within 30 days after receipt by FHLBank of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be absolutely entitled to such indemnification, absent actual and material fraud in the request for indemnification. The termination of any Proceeding described in Sections 2 or 3 of this Agreement by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (a) create a presumption that the Indemnitee did not act in good faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of FHLBank and, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his or her conduct was unlawful or (b) otherwise adversely affect the rights of the Indemnitee to indemnification except as may be expressly provided herein.

     8. Advancement of Expenses and Costs. Subject to the exceptions set forth in Section 10, all reasonable costs and expenses incurred by the Indemnitee, including attorneys’ fees, retainers and advances of disbursements required of the Indemnitee, in defending a Proceeding shall be paid by FHLBank in advance of the final disposition of such Proceeding at the request of the Indemnitee within 30 days after the receipt by FHLBank of a statement or statements from the Indemnitee requesting such advance or advances from time to time. The Indemnitee’s entitlement to such costs and expenses shall include those costs and expenses incurred in connection with any proceeding by the Indemnitee seeking adjudication pursuant to this Agreement. Such statement or statements shall reasonably evidence the costs and expenses incurred by the Indemnitee in connection therewith and shall include or be accompanied by a written undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined that the Indemnitee is not entitled to be indemnified against such costs and expenses by FHLBank as provided by this Agreement or otherwise.

     9. Remedies of the Indemnitee in Cases of Determination Not to Indemnify or to Advance Expenses. In the event that a determination is made that the Indemnitee is not entitled to indemnification hereunder or if payment has not been timely made following a determination of entitlement to indemnification pursuant to Sections 6 and 7 of this Agreement, or if expenses are not advanced pursuant to Section 8 of this Agreement, the Indemnitee shall be entitled to a determination by a court of competent jurisdiction of the Indemnitee’s entitlement to such indemnification or advance. Such judicial proceeding shall be made de novo, and the Indemnitee shall not be prejudiced in seeking further relief by reason of a determination, if so made, that the Indemnitee is not entitled to indemnification. If a determination is made or deemed to have been made pursuant to the terms of Section 6 of this Agreement that the Indemnitee is entitled to indemnification, FHLBank shall be bound by such determination and shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. FHLBank further agrees to stipulate in any such proceeding that FHLBank is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary. If the court shall determine that the Indemnitee is entitled to any indemnification hereunder, FHLBank shall pay all reasonable costs and expenses, including attorneys’ fees, actually incurred by the Indemnitee in connection with such adjudication, including, but not limited to, any appellate proceedings.

10. Exceptions and Modifications to Indemnification. Notwithstanding any other provision to the contrary set forth in this Agreement, unless otherwise determined by the Board of Directors of FHLBank by a majority vote of the Disinterested Directors, the Indemnitee shall not be entitled to indemnification or advancement of expenses from FHLBank under this Agreement in any of the following circumstances: (i) any Proceeding initiated by or on behalf of the Indemnitee against FHLBank other than a Proceeding brought solely to seek the remedies set forth in Section 9 for a Proceeding not initiated by the Indemnitee, or any counterclaim, cross-claim, affirmative defense or similar claim of FHLBank in connection with such Proceeding or (ii) any Proceeding initiated by FHLBank against the Indemnitee other than as provided in Section 3 of this Agreement.

     11. Other Rights to Indemnification. The indemnification and advancement of costs and expenses, including attorneys’ fees, provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may now or in the future be entitled under any provision of FHLBank’s Certificate of Incorporation or Bylaws or any agreement, vote of Disinterested Directors, provision of law or otherwise.

     12. Attorneys’ Fees and Other Expenses to Enforce Agreement. In the event that the Indemnitee is subject to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication to enforce the Indemnitee’s rights under, or to recover damages for breach of, this Agreement, if the Indemnitee prevails in whole or in part in such Proceeding, the Indemnitee shall be entitled to recover from FHLBank and shall be indemnified by FHLBank against, any actual expenses for attorneys’ fees and disbursements reasonably incurred by the Indemnitee.

     13. Successors and Assigns. This Agreement shall be binding upon FHLBank and its successors and assigns and shall inure to the benefit of the Indemnitee and the Indemnitee’s spouse, assigns, heirs, devisees, executors, administrators or other legal representatives.

     14. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement, including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable, shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement, including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable, shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement.

     16. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction of this Agreement.

     17. Definitions and Interpretations. For purposes of this Agreement:
          (a) The term “corporation” shall include any constituent corporation, including FHLBank and any constituent, absorbed in a consolidation or merger that, if its separate existence continued, would have had power and authority to indemnify its directors [executive officers/officers], so that any person who is or was a director [executive officer/officer] of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

          (b) The term “Disinterested Director” shall mean a director of FHLBank who is not or was not a party to a Proceeding in respect of which indemnification is being sought by the Indemnitee.

          (c) The term “fines” shall include any penalties and any excise or similar taxes assessed on a person with respect to an employee benefit plan.

          (d) The term “Independent Counsel” shall mean: 1) any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either FHLBank or the Indemnitee in a Proceeding to determine the Indemnitee’s right to indemnification under this Agreement and 2) who is not an attorney or a firm associated with an attorney, who, within the 5 years immediately preceding the request for indemnification, has been retained by or who has performed services for the Federal Home Loan Banks Office of Finance, any Federal Home Loan Bank, or any person to be indemnified.

          (e) The term “other enterprise” shall include employee benefit plans, including, but not limited to, any employee benefit plans of FHLBank.

          (f) The term “Proceeding” shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, including any counterclaim.

          (g) Service by the Indemnitee “at the request of FHLBank” shall include, but is not limited to, any service that imposes duties on, or involves services by, the Indemnitee with respect to an employee benefit plan, its participants or beneficiaries, including acting as a fiduciary thereof.

          (h) A person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of FHLBank” as referred to in Sections 2 and 3 of this Agreement.

          (i) Service by the Indemnitee as a partner, trustee, manager or member of management or similar committee of a partnership, joint venture, trust or limited liability company, or as a director, officer, manager, partner, trustee or manager of an entity that is a partner, trustee, member or joint venturer, shall be considered service as a director or officer of the partnership, joint venture, trust, limited liability company or other enterprise.

     18. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provisions hereof, whether or not similar, nor shall such waiver constitute a continuing waiver.

     19. Notice by the Indemnitee. The Indemnitee agrees promptly to notify FHLBank in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter that may be subject to indemnification covered hereunder, either civil, criminal or investigative.

     20. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or if (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

              If to the Indemnitee, to the address set forth on the signature page to this Agreement.

If to FHLBank to:
Dana A. Yealy, Managing Director, General Counsel & Corporate Secretary
Federal Home Loan Bank of Pittsburgh
601 Grant Street
Pittsburgh, PA 15219

or to such other address as may have been furnished to the Indemnitee by FHLBank or to FHLBank by the Indemnitee.

21. Governing Law. FHLBank and the Indemnitee agree that this Agreement shall be governed by, and construed and enforced in accordance with, the Delaware General Corporation Law, as may be amended from time to time (8 Del.C. 1§§ 101 et seq.).

22. Jurisdiction. In any action or proceeding brought by the Indemnitee or the FHLBank in order to enforce any right or remedy in the Agreement, the Indemnitee and FHLBank each consents to and agrees that they shall submit to the jurisdiction of the Court of Common Pleas of the Commonwealth of Pennsylvania located in Allegheny County.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

FEDERAL HOME LOAN BANK OF PITTSBURGH

By:

INDEMNITEE:

Name (please print or type)

Signature

Address: